PRODUCT SUPPLEMENT NO. WF-1                                                                                                                        Filed Pursuant to Rule 424(b)(5)

(To Prospectus dated June 4, 2026                                                                                                                  Registration No. 333-294072

and Prospectus Supplement dated June 4, 2026)

Canadian Imperial Bank Of Commerce

Senior Global Medium-Term Notes

Principal at Risk Securities

Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

Canadian Imperial Bank Of Commerce (“CIBC”) may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us, the agents, and our respective affiliates (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, the Funds and the Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” Market-linked securities, such as the securities described in this product supplement, are principal-at-risk securities, which means that you may receive less than the original public offering price of the securities (the “original offering price”) at maturity, depending on the performance of one or more Market Measures. We refer to all securities offered under this product supplement as the “securities.”

This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the securities. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the terms specified in this product supplement. A separate underlying supplement or the relevant pricing supplement will describe any Market Measure(s) to which the securities are linked. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure in this product supplement, any accompanying underlying supplement, the prospectus supplement or the prospectus, the disclosure in the relevant pricing supplement will control.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement, the applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities will not be listed on any securities exchange.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on page S-1 of the applicable underlying supplement, page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities as well as the risks associated with the particular Market Measure(s) to which your securities are linked.

The securities are the unsecured obligations of CIBC, and, accordingly, all payments are subject to credit risk. If CIBC defaults on its obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this product supplement is June 4, 2026.

TABLE OF CONTENTS

Page

About This Product Supplement2

Summary3

Risk Factors5

General Terms of the Securities6

ABOUT THIS PRODUCT SUPPLEMENT

You should read this product supplement, together with the accompanying prospectus supplement and prospectus, the applicable underlying supplement, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the securities to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in the accompanying prospectus supplement and prospectus and the applicable underlying supplement and pricing supplement, as the securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

When we refer to “we,” “us” or “our” in this product supplement, we refer only to CIBC and not to any of its affiliates, unless the context indicates otherwise.

SUMMARY

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:

The securities are senior unsecured debt securities issued by CIBC, and are not guaranteed or insured by the Canada Deposit Insurance Corporation, the FDIC or any other governmental agency of the United States, Canada or any other jurisdiction, and are not, either directly or indirectly, an obligation of any third party. The securities rank equally with all of our other unsecured senior debt from time to time outstanding. Any payments due on the securities, including any repayment of principal, are subject to credit risk. If CIBC defaults on its obligations, you could lose some or all of your investment.

Maturity Payment Amount:

Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of one or more:

●equity indices (each, an “Index” and collectively, the “Indices”);

●exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

●common equity securities or American depositary shares of a company not affiliated with us, the agents, and our respective affiliates (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

●any combination of the foregoing,

as specified in the applicable pricing supplement. Accordingly, you could lose some or all of your investment.

In this product supplement, we sometimes refer to the Indices, the Funds and the Underlying Stocks to which your securities may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the securities are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The securities may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to receive less than the face amount at stated maturity.

Coupon:

The securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise.  If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Any coupon will be payable to the persons in whose names the securities are registered at the close of business on the Business Day immediately preceding the related payment date (the “Regular Record Date”), and the final coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the securities are registered on the stated maturity date or the call payment date, as applicable.

Face Amount and Original Offering Price:	The face amount of each security and the original offering price of each security will be specified in the applicable pricing supplement.
Pricing Date:

We refer to the date on which a particular issuance of securities is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):

We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the securities as a “calculation day.” If there is a single calculation day for the securities, references to the “final calculation day” herein mean such calculation day.

The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-Trading Days and Market Disruption Events. See “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Payment Date(s):

The relevant pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the securities (each referred to as a “payment date”). Each scheduled payment date is subject to postponement as described under “General Terms of the Securities—Payment Dates.”

Closing Value:

When we refer to the “Closing Value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its Closing Level (as defined herein) on that day; (ii) with respect to a Fund, its Fund Closing Price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its Stock Closing Price (as defined herein) on that day.

Calculation Agent:

Unless otherwise specified in the applicable pricing supplement, CIBC will act as initial calculation agent for the securities. We may appoint a different calculation agent at any time without your consent and without notifying you.

No Listing:	The securities will not be listed on any securities exchange.
Material Tax Consequences:

For a discussion of material tax consequences of the ownership and the disposition of the securities, see “Material U.S. Federal Income Tax Consequences” in the applicable underlying supplement and “Material Income Tax Consequences—Canadian Taxation” in the prospectus.

RISK FACTORS

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. See the “Risk Factors” sections of the applicable underlying supplement and the accompanying prospectus supplement and prospectus. In addition, see the risk factors in the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities.

GENERAL TERMS OF THE SECURITIES

CIBC will issue the securities as part of a series of senior unsecured debt securities entitled “Senior Global Medium-Term Notes,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the applicable underlying supplement and the accompanying prospectus supplement and prospectus to the extent that it is different from that information. This section of “General Terms of the Securities” shall supersede and replace the “Certain Terms of the Notes” set forth in the applicable underlying supplement.

The specific terms of the securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the applicable underlying supplement or the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

The securities will be payable only in U.S. dollars. The securities are not subject to any sinking fund. The securities are not subject to the defeasance provisions described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus.

We will issue the securities in the form of a fully registered global note registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in the accompanying prospectus supplement, owners of beneficial interests in the securities will not be entitled to have the securities registered in their names, will not receive or be entitled to receive the securities in definitive form and will not be considered holders of the securities under the indenture, as amended and supplemented from time to time.  The indenture is described more fully in the accompanying prospectus supplement and prospectus.

Certain Terms for Securities Linked to an Index

Certain Definitions

A “multiple exchange index” means the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “Trading Day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “Trading Day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

The “Closing Level” with respect to an Index on any Trading Day means the official closing level of that Index reported by the relevant index sponsor on such Trading Day, as obtained by the calculation agent on such Trading Day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “Closing Level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Market Disruption Events

A “Market Disruption Event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:

(A)The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to an Index (other than a multiple exchange index):

(1)the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the Market Disruption Event;

(2)the “close of trading” on any Trading Day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any Trading Day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)an “exchange business day” means any Trading Day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “Market Disruption Event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

●a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

●any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

●the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

●a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

●any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

●the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to a multiple exchange index:

(1) the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2) the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any Trading Day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(3) an “exchange business day” means any Trading Day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the Closing Level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the Closing Level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the Closing Level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and CIBC, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the Closing Level of such Index on any date of determination.  Under these circumstances, the calculation agent may in its sole discretion adjust any value of the original Index and the successor equity index (including but not limited to the Starting Level, any value derived from the Starting Level, the Ending Level and the Closing Level or any other relevant value of the original Index or the successor equity index on any date of determination) with a view to offsetting, to the extent practicable, any difference in the relative values of the original Index and the successor equity index at the time the original Index is replaced by the successor equity index. Upon any selection by the calculation agent of a successor equity index, CIBC will cause notice to be given to DTC through the trustee.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute Closing Level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on a calculation day, an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute Closing Level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Certain Terms for Securities Linked to a Fund

Certain Definitions

A “Trading Day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

The “Closing Price” for one share of a Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the official closing price on such day published by the principal U.S. securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.

The “Fund Closing Price” with respect to a Fund on any Trading Day means the product of (i) the Closing Price of one share of such Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such Fund on such Trading Day.

The “Adjustment Factor” means, with respect to a share of a Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Market Disruption Events

A “Market Disruption Event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to a Fund:

(1)“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any Trading Day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the Adjustment Factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend.  Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities.

All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the Adjustment Factor for a Fund unless the adjustment would result in a change to such Adjustment Factor then in effect of at least 0.10%.  The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the Adjustment Factor for such Fund will be adjusted to equal the product of the prior Adjustment Factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the prior Adjustment Factor for such Fund plus the product of the prior Adjustment Factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor for such Fund and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances.  If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund or such successor fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Adjustment Factor for such Fund or such successor fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and CIBC, any subsequent Fund Closing Price for such Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the Fund Closing Price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the Fund Closing Price for such Fund in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.

If a successor fund is selected or the calculation agent calculates the Fund Closing Price as a substitute for a Fund, such successor fund or Fund Closing Price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to such Fund.  Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such fund or such successor fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price of such Fund or such successor fund and determine the maturity payment amount and any other terms of the securities with reference to such adjusted Closing Price of such Fund or such successor fund, as applicable.

Certain Terms for Securities Linked to an Underlying Stock

Certain Definitions

A “Trading Day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States, or any successor exchange or market.

The “Closing Price” for one share of an Underlying Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

●if such Underlying Stock (or any such other security) is listed or admitted to trading on a U.S. national securities exchange, the official closing price on such day published by the principal U.S. securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

●if such Underlying Stock (or any such other security) (i) is not listed or admitted to trading on any U.S. national securities exchange, or (ii) is listed or admitted to trading on any U.S. national securities exchange but the official closing price is not available pursuant to the preceding bullet, the last reported sale price of the principal trading session on any other market system or quotation system that is the primary market for the trading of such Underlying Stock (or any such other security).

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price per share for any Trading Day will be the mean, as determined by the calculation agent, of the bid prices for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of us, the agents or any of our respective affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the Closing Price for such Underlying Stock on such Trading Day will be determined by the calculation agent in its sole discretion, taking into account any information that it deems relevant.

The “Stock Closing Price” with respect to an Underlying Stock on a Trading Day, means the product of the Closing Price of such Underlying Stock and the Adjustment Factor for such Underlying Stock, each on such Trading Day.

The “Adjustment Factor” for an Underlying Stock is initially 1.0.  The Adjustment Factor for an Underlying Stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustments Relating to an Underlying Stock” below.

Market Disruption Events

A “Market Disruption Event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

●a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

●a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

●such Underlying Stock does not trade on the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

●any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be a Market Disruption Event with respect to an Underlying Stock:

●a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

●a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

●a price change exceeding limits set by that market;

●an imbalance of orders relating to such Underlying Stock or those contracts; or

●a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

Adjustments Relating to an Underlying Stock

The Adjustment Factor for an Underlying Stock is initially 1.0. However, the Adjustment Factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your securities, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock.

How Adjustments Will Be Made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the Adjustment Factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the Adjustment Factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing Adjustment Factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the Adjustment Factor for such Underlying Stock will be adjusted to double the prior Adjustment Factor, due to the corresponding decrease in the market price of such Underlying Stock.  Adjustments to the Adjustment Factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “Adjustment Period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and CIBC, stating the adjustment to the Adjustment Factor of such Underlying Stock. The calculation agent will provide information about the adjustments that it makes upon your written request. The calculation agent will not be required to make any adjustments to the Adjustment Factor for purposes of calculating the Stock Closing Price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the Adjustment Factor will be taken into account for purposes of determining the Stock Closing Price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the Adjustment Factor of an Underlying Stock during the term of the securities be deemed to change the face amount per security.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the Adjustment Factor for such Underlying Stock for the second event, applying the required adjustment to the Adjustment Factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent is not required to adjust the Adjustment Factor for an Underlying Stock unless the adjustment would result in a change to the Adjustment Factor of such Underlying Stock then in effect of at least 0.10%. The Adjustment Factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. No adjustments to the Adjustment Factor for any Underlying Stock or any other terms of the securities will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Adjustment Factor or any other terms of the securities to reflect changes to any Underlying Stock if the calculation agent determines that the adjustment is appropriate to ensure an equitable result.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the Adjustment Factor for such Underlying Stock to equal the product of the prior Adjustment Factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective, the calculation agent will adjust the Adjustment Factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior Adjustment Factor for such Underlying Stock and the product of:

●the number of additional shares issued with respect to one share of such Underlying Stock, and

●the prior Adjustment Factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

Unless otherwise specified in the applicable pricing supplement, the Adjustment Factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

●stock dividends described above,

●issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,

●distributions that are spin-off events described in “ —Reorganization Events” below, and

●extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the Closing Price of such Underlying Stock on the Trading Day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such Closing Price, the “extraordinary dividend base Closing Price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the Adjustment Factor for such Underlying Stock on the ex-dividend date to equal the product of:

●the prior Adjustment Factor for such Underlying Stock, and

●a fraction, the numerator of which is the extraordinary dividend base Closing Price of such Underlying Stock on the Trading Day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base Closing Price of such Underlying Stock on the Trading Day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the Closing Price of such Underlying Stock on the Trading Day before the ex-dividend date for the issuance, then the Adjustment Factor for such Underlying Stock will be adjusted to equal the product of:

●the prior Adjustment Factor for such Underlying Stock, and

●a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the Trading Day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the Trading Day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the Closing Price on the Trading Day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

●the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

●the Closing Price of such Underlying Stock on the Trading Day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the Adjustment Factor for such Underlying Stock will promptly be readjusted to the Adjustment Factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

●such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

●the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

●a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

●the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

●the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues common equity securities of another corporation to all holders of its outstanding shares), or

●the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the Adjustment Factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

●an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

●cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the Closing Price of the security on the relevant Trading Day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate.  In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the Adjustment Factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such Underlying Stock and (ii) the Adjustment Factor for the applicable Underlying Stock on the Trading Day immediately prior to the effective date of the reorganization event.

If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spin-off stock, the ex-dividend date for the distribution of such spin-off stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the Adjustment Factor for such Underlying Stock will be equal to the applicable number indicated:

(a)if such Underlying Stock continues to be outstanding:

(1)that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Adjustment Factor for such Underlying Stock in effect on the Trading Day immediately prior to the effective date of the reorganization event; and

(2)if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the Closing Price of the original Underlying Stock on the Trading Day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such Closing Price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such Trading Day; or

(b)if such Underlying Stock is surrendered for reorganization property:

(1)that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)that consists exclusively of non-stock reorganization property:

(i)if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the Trading Day immediately prior to the effective date of such reorganization event equal to the Adjustment Factor for such Underlying Stock in effect on the Trading Day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such Trading Day and the denominator of which is the Closing Price of the successor stock on such Trading Day (or, in the case of predecessor stock, the Closing Price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the Adjustment Factor for such Underlying Stock in effect on the Trading Day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the Adjustment Factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new Adjustment Factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the Stock Closing Price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an Adjustment Factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of CIBC, the hedging counterparties of CIBC or any of their affiliates that would materially limit the ability of CIBC, the hedging counterparties of CIBC or any of their affiliates to hedge the securities with respect to such stock or (ii) any stock where the aggregate market value of the stock held by non-affiliates of the issuer of the stock is less than $1 billion as of the replacement determination date (any stock excluded under clause (i) or (ii), an “excluded stock”).

If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the Adjustment Factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the Closing Price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the Adjustment Factor of such Underlying Stock in effect on the Trading Day immediately prior to the effective date of such reorganization event.  If a replacement stock is selected in connection with an ADS termination event (as defined below), the Adjustment Factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the Closing Price on the change date (as defined below), equal to the product of (x) the Closing Price of the original Underlying Stock on the change date and (y) the Adjustment Factor in effect on the Trading Day immediately prior to the change date.

The “option period volatility” means, in respect of any Trading Day, the volatility (calculated by referring to the Closing Price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 Trading Days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock that is not an excluded stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer.  If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Notwithstanding the foregoing:

●in the event that the calculation agent determines in its sole discretion that the replacement stock selected as described above would fail to reasonably represent your economic position relative to the securities, the calculation agent may select a replacement stock in its sole discretion taking into account the factors used above and such other factors as the calculation agent deems relevant; and

●the calculation agent may in its sole discretion elect to modify the Adjustment Factor from the value determined as described above with a view toward offsetting, to the extent practicable, any difference in the relative prices of the original Underlying Stock and the replacement stock on the date on which the original Underlying Stock is replaced by the replacement stock, on the announcement date or effective date of the relevant replacement stock event, or on such other day as the calculation agent determines in its sole discretion to be appropriate (for this purpose, the “replacement determination date”).

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility.  If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or any other market system or quotation system that is the primary market for the trading of such Underlying Stock or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last Trading Day on which the applicable Underlying Stock is listed or admitted to trading or the last Trading Day immediately prior to the date of such termination, as applicable (the “change date”), the calculation agent may, but is not required to, determine that a replacement stock event occurs.

Consequences of a Market Disruption Event; Postponement of a Calculation Day

As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth Trading Day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled Trading Day for that Underlying Stock after such originally scheduled calculation day.

Securities Linked to a Single Market Measure

If any scheduled calculation day is not a Trading Day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a Trading Day with respect to the Market Measure.

If a Market Disruption Event occurs or is continuing with respect to the Market Measure on any scheduled calculation day, then such calculation day will be postponed to the first succeeding Trading Day for the Market Measure on which a Market Disruption Event for the Market Measure has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a scheduled calculation day has been postponed to the final disrupted calculation day and a Market Disruption Event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the Closing Value of the Market Measure on such final disrupted calculation day:

(i)in the case of an Index, in accordance with the formula for and method of calculating the Closing Level of such Index last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)in the case of a Fund, based on its good faith estimate of the price of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Securities Linked to Multiple Market Measures

If any scheduled calculation day is not a Trading Day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a Trading Day with respect to each Market Measure.

If a Market Disruption Event occurs or is continuing with respect to any Market Measure on any scheduled calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding Trading Day for such Market Measure on which a Market Disruption Event for such Market Measure has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a scheduled calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a Market Disruption Event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the Closing Value of such Market Measure on such final disrupted calculation day:

(i)in the case of an Index, in accordance with the formula for and method of calculating the Closing Level of such Index last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)in the case of a Fund, based on its good faith estimate of the price of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notwithstanding the postponement of a scheduled calculation day for a Market Measure due to a Market Disruption Event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a Market Disruption Event on such day.

Payment Dates

The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the securities (each referred to in this section as a “payment date”).

If any scheduled payment date is not a Business Day, the payment (if any) required to be made on the securities on such payment date will be made on the next succeeding Business Day. If a scheduled calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the Business Day that follows such postponed calculation day by a number of Business Days equal to the number of Business Days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three Business Days after the final calculation day as postponed. If the securities are linked to more than one Market Measure and a scheduled calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.

If any scheduled payment date is postponed due to a non-Business Day, a Market Disruption Event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Calculations and Calculation Agent

Unless otherwise specified in the applicable pricing supplement, CIBC will act as initial calculation agent for the securities. We may appoint a different calculation agent at any time without your consent and without notifying you.

The calculation agent will determine any amounts payable on the securities. In addition, the calculation agent will, among other things:

●determine whether a Market Disruption Event has occurred;

●determine the Closing Value of a Market Measure under certain circumstances;

●determine if adjustments are required to the Closing Value of a Market Measure under various circumstances;

●if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the Closing Level of such Index;

●if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the Fund Closing Price of such Fund; and

●select a replacement stock for an Underlying Stock under certain circumstances.

All calculations with respect to the payments on the securities will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the payments on the securities will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent.

Settlement and Payment

The securities will be delivered in book-entry form only through DTC against payment by purchasers of the securities in immediately available funds.  We will pay the payments on the securities in immediately available funds so long as the securities are maintained in book-entry form.

Events of Default and Acceleration

If an Event of Default (as defined under “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus) with respect to an issue of securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by such securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the securities will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The maturity payment amount and any final coupon payment will be calculated as though the date of acceleration were the calculation day (or the final calculation day, if there is more than one calculation day).  The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

Defeasance

The defeasance described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus will not be applicable to the securities offered hereby.